UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2019

PILGRIM BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-55290	46-5110553
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

40 South Main Street, Cohasset, Massachusetts	02025
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 383-0541

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On January 31, 2019, pursuant to the Agreement and Plan of Merger, dated as of July 25, 2018 (the “Merger Agreement”), by and among Hometown Financial Group, MHC, a Massachusetts mutual holding company, Hometown Financial Group, Inc., a Massachusetts corporation (“Hometown Financial”), and Pilgrim Bancshares, Inc., a Maryland corporation (“Pilgrim Bancshares” or the “Registrant”), Pilgrim Bancshares merged with and into Hometown Financial Group Acquisition Corp., a Maryland corporation and wholly owned subsidiary of Hometown Financial formed solely to facilitate the merger (“Merger Sub”), with Pilgrim Bancshares as the surviving entity (the “Merger”). The Merger was effective as of 5:01 p.m. on January 31, 2019 (the “Effective Time”). As a result of the Merger, Pilgrim Bancshares became a wholly owned subsidiary of Hometown Financial. Immediately after the Registrant causes this report and related reports and forms to be filed with the Securities and Exchange Commission (the “SEC”), Pilgrim Bancshares will merge with and into Hometown Financial, with Hometown Financial as the surviving entity (the “Second Step Merger”).

At the Effective Time, by virtue of the Merger, each share of Pilgrim Bancshares common stock was converted into the right to receive $23.00 in cash (the “Merger Consideration”). At the Effective Time, each option to purchase Pilgrim Bancshares common stock issued by Pilgrim Bancshares was canceled and the holder received the right to receive a cash payment equal to $23.00 minus the option exercise price. Additionally, at the Effective Time, each issued restricted stock award of Pilgrim Bancshares that was outstanding at the Effective Time, vested in full and such shares were converted into the right to receive the Merger Consideration.

The foregoing description of the Merger Agreement, Merger and Second Step Merger does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which was filed as Exhibit 2.1 to Pilgrim Bancshares’s Current Report on Form 8-K filed on July 25, 2018 and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the section above entitled “Introductory Note” is incorporated herein by reference.

Upon consummation of the Merger and Second Step Merger, Hometown Financial will maintain Pilgrim Bank, the wholly owned Massachusetts-chartered co-operative bank subsidiary of Pilgrim Bancshares prior to the Merger, as a separate bank subsidiary of Hometown Financial, and Hometown Financial will not close any Pilgrim Bank branch offices in connection with the consummation of the Merger and Second Step Merger.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Pilgrim Bancshares will file a Form 15 with the SEC to request the deregistration of Pilgrim Bancshares’ common stock under Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”) and the suspension of Pilgrim Bancshares’ reporting obligations under Sections 13 and 15(d) of the Exchange Act as promptly as practicable.

The information set forth in the section above entitled “Introductory Note” and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03	Material Modification to the Rights of Security Holders.

The information set forth in the section above entitled “Introductory Note” and under Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

The information set forth in the section above entitled “Introductory Note” and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective upon the consummation of the Merger, Pilgrim Bancshares’ directors and officers ceased serving in such capacities.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, as of the effective time of the Second Step Merger, Pilgrim Bancshares’ corporate existence will cease and the Articles of Incorporation and Bylaws of Pilgrim Bancshares will cease to be in effect by operation of law and the organizational documents of Hometown Financial (as successor to Pilgrim Bancshares by operation of law) will remain the Articles of Organization and Bylaws of Hometown Financial, consistent with the terms of the Merger Agreement.

Item 8.01	Other Events.

As a result of the Merger, Pilgrim Bancshares stock will no longer be quoted on the OTC Pink Marketplace.

Item 9.01	Financial Statements and Exhibits

(a)       Financial Statements of Businesses Acquired. Not applicable

(b)       Pro Forma Financial Information. Not Applicable

(c)       Shell Company Transactions. Not Applicable

(d)       Exhibits:

Exhibit No.	Description
2.1*	Agreement and Plan of Merger by and among Hometown Financial Group, MHC, Hometown Financial Group, Inc. and Pilgrim Bancshares, Inc., dated July 25, 2018

*	Incorporated by reference to Exhibit 2.1 to Registrant’s Form 8-K filed on July 25, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PILGRIM BANCSHARES, INC.

DATE: January 31, 2019	By:	/s/ Gilbert F. Ehmke
Gilbert F. Ehmke
President